Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1, of Complete Genomics, Inc. of our report dated March 30, 2011, except for the second paragraph of Note 1 to the financial statements as to which the date is May 9, 2011, relating to the financial statements of Complete Genomics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 18, 2011